Exhibit 4.1

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BRANDYWINE OPERATING PARTNERSHIP, L.P.

8.875% Guaranteed Notes Due 2029

REGISTERED No. 1	PRINCIPAL AMOUNT $400,000,000 CUSIP No. 105340 AS2 ISIN No. US105340AS20

BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Issuer”, which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as the nominee of DTC, or registered assigns, the principal sum of FOUR HUNDRED MILLION DOLLARS ($400,000,000) on April 12, 2029, unless redeemed on any Redemption Date (as defined on the reverse hereof), and to pay interest on the outstanding principal amount of this Note from April 12, 2024 (or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for), semiannually in arrears on April 12 and October 12 of each year, commencing on October 12, 2024 (the “Interest Payment Dates”), at the rate of 8.875% per annum, subject to adjustment as set forth on the reverse hereof, until payment of said principal amount has been paid or duly provided for. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid, as provided in the Indenture, to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such payment, which will be the April 1 and October 1 (regardless of whether such day is a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for on an Interest Payment Date (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, with notice whereof given by mail by or on behalf of the Issuer to the Holder of this Note not less than 10 days prior to such Special Record Date (which will be not more than 15 days and not less than 10 days prior to the date of the proposed payment of such Defaulted Interest), or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture (as defined on the reverse hereof).

Payment of the principal of and Make-Whole Amount (as defined on the reverse hereof), if any, and interest on this Note will be made at the office or agency of the Issuer maintained by the Issuer for such purpose in the Borough of Manhattan, The City of New York, which initially will be the Corporate Trust Office of The Bank of New York Mellon, the Trustee for this Note under the Indenture, located at 240 Greenwich Street, Floor 7E, Attention: Corporate Trust Administration, New York, New York 10286, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address will appear in the Security Register or by wire transfer of funds to the Person entitled thereto at a bank account maintained in the United States.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which such further provisions will for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of The Bank of New York Mellon, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual, electronic or facsimile signature of one of its authorized officers, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its seal to be imprinted hereon.

Dated: April 12, 2024

[SEAL]	BRANDYWINE OPERATING PARTNERSHIP, L.P.

By: Brandywine Realty Trust, as General Partner

By:
Name: Thomas E. Wirth
Title: Executive Vice President and
Chief Financial Officer

Attest:

By:
Name: Shawn Neuman
Title: Senior Vice President, General Counsel and Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Signature page to Global Note Due 2029]

[REVERSE OF NOTE]

BRANDYWINE OPERATING PARTNERSHIP, L.P.

8.875% Guaranteed Notes Due 2029

This Note is one of a duly authorized issue of securities of the Issuer (the “Securities”), issued or to be issued under and pursuant to an Indenture, dated as of October 22, 2004, as supplemented (the “Indenture”), among the Issuer, Brandywine Realty Trust, a Maryland real estate investment trust (the “Parent Guarantor”), and The Bank of New York Mellon, as Trustee (the “Trustee,” which term includes any successor Trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Parent Guarantor, the Trustee and the Holders of the Securities and the terms upon which the Securities are to be authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities designated as the “8.875% Guaranteed Notes due 2029” of the Issuer (the “Notes”), initially limited in aggregate principal amount to $400,000,000. The Issuer may, from time to time, without the consent of the Holders, issue and sell additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issuance, issue price and the date from which interest payments thereon will accrue) so that such additional Securities will be consolidated and form a single series with the Notes.

The Notes are fully and unconditionally guaranteed as to the due and punctual payment of principal of and Make-Whole Amount, if any, and interest on the Notes by the Parent Guarantor.

All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture.

Prior to March 12, 2029 (one month prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (the “Redemption Price”) (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date fixed for redemption (the “Redemption Date”) (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the Redemption Date, and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

The Issuer’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to the Holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes in definitive form for redemption shall be made by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note shall state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the notes are held by DTC (or another Depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary, and may be made on a pro rata pass-through distribution of principal basis.

Unless the Issuer defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on this Note or portions thereof called for redemption.

The following terms have the meanings specified below:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

This Note is not subject to repayment at the option of the Holder thereof. In addition, this Note is not entitled to the benefit of, and is not subject to, any sinking fund.

In case an Event of Default with respect to this Note shall have occurred and be continuing, the principal of and Make-Whole Amount, if any, and interest on this Note may automatically become or may be declared, and upon such declaration will become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Issuer, the Parent Guarantor and the Trustee with the consent of the Holders of more than 50% in principal amount of the Notes at the time Outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that, without the consent of the Holder of each Security affected thereby, no such supplemental indenture will, among other things: (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, (ii) reduce the principal amount of or premium, if any, or interest on any Security; (iii) change the Place of Payment on any Security or the currency or currency unit in which any Security or the principal thereof or premium, if any, or interest thereon is payable; (iv) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); (v) reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Security by the Issuer or the Parent Guarantor (or the time when such redemption, repayment or purchase may be made); (vi) modify or affect in any manner adverse to Holders of any Securities the terms of the obligations of the Parent Guarantor in respect of the due and punctual payment of principal of or premium, if any, or interests on any Security; or (vii) reduce the percentage in principal amount of the Outstanding Securities of any particular series, the consent of the Holders of which is required for any such supplemental indenture. The Indenture also permits the Issuer, the Parent Guarantor and the Trustee to enter into one or more supplemental indentures, without the consent of any Holders of the Notes, to, among other things: (i) evidence the succession of another person as obligor or a guarantor under the Indenture; (ii) add covenants of the Issuer or the Parent Guarantor for the benefit of Holders of Securities; (iii) add events of default for the benefit of Holders of Securities; (iv) secure, or add additional guarantees with respect to, the Securities; (v) provide for the acceptance of appointment by a successor trustee; (vi) cure any ambiguity, defect or inconsistency in the Indenture, provided that such action will not adversely affect the interests of Holders of Securities of any series in any material respects; and (vii) supplement any provisions of the Indenture to permit or facilitate defeasance or discharge of any series of Securities provided that such action will not adversely affect the interests of Holders of Securities of any series in any material respect.

The Indenture also contains provisions permitting the Holders of more than 50% in principal amount of the Outstanding Securities of a series, on behalf of the Holders of all of the Securities of such series, to waive compliance by the Issuer and the Parent Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to a Security, except a default in the payment of principal of or interest, if any, on such Security or a default with respect to a covenant or provision of the Indenture, which cannot be amended without the consent of the Holder of such Security.

This Note is issuable only in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depositary is at any time unwilling or unable to continue as depositary and a successor Depositary is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, (y) the Issuer delivers to the Trustee an Issuer Order to the effect that this Note will be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note will be exchangeable for Notes in definitive form and in an equal aggregate principal amount. Such definitive Notes will be registered in such name or names as the Depositary will instruct the Trustee.

As provided in the Indenture and subject to certain limitations set forth therein and above, the transfer of this Note may be registered on the Security Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and the Make-Whole Amount, if any, and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed, or impair the obligations of the Parent Guarantor in respect of its unconditional guarantee of the aforementioned payments.

No service charge will be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Parent Guarantor, the Trustee and any agent of the Issuer, the Parent Guarantor or the Trustee may treat the Person in whose name this Note is registered as the Holder of this Note for all purposes, whether or not this Note be overdue, and none of the Issuer, the Parent Guarantor or the Trustee nor any such agent will be affected by notice to the contrary.

Certain of the Issuer’s and the Parent Guarantor’s obligations under the Indenture with respect to any series of Securities may be terminated if the Issuer or the Parent Guarantor irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all such Securities, as provided in the Indenture.

No recourse will be had for the payment of the principal of or Make-Whole Amount, if any, or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Issuer or the Parent Guarantor in the Indenture, against any incorporator, limited partner, shareholder, trustee, director, officer or employee, as such, past, present of future, of the Issuer, of the Parent Guarantor or of any successor entity to the Issuer or the Parent Guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.) ______________________

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date: ____________________

NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.